SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

ITEX Corporation
 (Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2011, the Board of Directors of ITEX Corporation (the “Company”) approved an amendment to the 2004 Equity Incentive Plan, as amended and restated (the “Plan”), that would increase the number of shares of the Company’s common stock, $.01 par value per share, that may be delivered pursuant to awards granted under the Plan by an additional 400,000 shares.

The following summary of the Plan is qualified in its entirety by reference to the text of the Plan attached hereto as Exhibit 10.1.

The Board or one or more committees appointed by the Board administers the Plan. The Board has delegated general administrative authority for the Plan to the Compensation Committee of the Board. The administrator of the Plan has broad authority under the Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

After giving effect to the Plan amendment, the maximum number of shares of common stock that may be issued or transferred pursuant to awards under the Plan is 400,000 shares. The types of awards that may be granted under the Plan include restricted stock and other forms of awards granted or denominated in the common stock or units of the common stock, as well as stock options, stock appreciation rights, and certain cash bonus awards. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of the Company’s common stock will be available again under the Plan.

The Board of Directors or Compensation Committee may terminate, amend or suspend the Plan at any time. The Plan will terminate on March 15, 2014, if not earlier terminated by the Board or Compensation Committee.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	2004 Equity Incentive Plan, as amended and restated
10.2	Executive Form of Stock Award Agreement under the Plan
10.3	Standard Form of Stock Award Agreement under the Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: February 18, 2010	By:	/s/ Steven White
Steven White Chief Executive Officer
Title